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                                                                     EXHIBIT 3.4

                       CAPX CORPORATIONCAPX CORPORATION

                            Incorporated Under the

                         Laws of the State of Delaware

                                    By-Laws


                                   ARTICLE I
                           MEETINGS OF STOCKHOLDERS

     Section 1.  Annual Meeting.
                 --------------
                 The annual meeting of the stockholders of CAPX Corporation (herein called the "Corporation") for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.

     Section 2.  Special Meeting.
                 ---------------
                 Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board or the Chairman of the Board or the President. The Board of Directors shall call a special meeting of the stockholders when requested in writing by stockholders holding not less than 10% of the outstanding stock of the corporation; such written request shall state the object of the meeting proposed to be held.

     Section 3.  Notice of Meetings.
                 ------------------
                 Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at some other address. If mailed, such notice shall be deemed to be delivered when deposited in United States mail so addressed with postage thereon prepaid. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were

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     announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 4.  Place of Meetings.
                 -----------------
                 Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board or other officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

     Section 5.  Quorum.
                 ------
                 At all meetings of the stockholders the holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute or in the Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the votes of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

     Section 6.  Organization.
                 ------------
                 At each meeting of the stockholders the Chairman of the Board, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, or in the absence of all the foregoing, any person chosen by a majority of those stockholders present, shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, the Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep minutes thereof.

     Section 7.  Order of Business.
                 -----------------
                 The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting.

     Section 8.  Voting.
                 ------
                 Except as otherwise provided by statute, the Certificate of Incorporation, or any certificate duly filed in the office of the Secretary of State of Delaware, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board as the record


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     date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     Section 9.  List of Stockholders.
                 --------------------
                 The officer who has charge of the stock ledger of the Corporation, or the transfer agent of the Corporation's stock, if there be one then acting, shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of a least ten days prior to the meeting, either at a place within the city where the meeting is to be held, at the place where the meeting is to be held, or at the office of the transfer agent. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 10.  Inspectors.
                  ----------
                  The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents,


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     determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

     Section 11.  Consent of Stockholders in Lieu of Meeting.
                  ------------------------------------------
                  Unless otherwise provided in the Certificate of Incorporation, any action required by Subchapter VII of the General Corporation Law, to be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                   ARTICLE II
                               BOARD OF DIRECTORS


     Section 1.   General Powers.
                  --------------
                  The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 2.   Number, Qualifications, Election and Term of Office.
                  ---------------------------------------------------
                  The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board then in office and the number thereof may thereafter by like vote be increased or decreased to such greater or lesser number (not less than three) as may be so provided, subject to the provisions of Section 11 of this Article II. All of the directors shall be of full age and need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such meeting shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.


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     Section 3.   Place of Meetings.
                  -----------------
                  Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

     Section 4.   Annual Meeting.
                  --------------
                  The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this
     Article II.

     Section 5.   Regular Meetings.
                  ----------------
                  Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

     Section 6.   Special Meetings.
                  ----------------
                  Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

     Section 7.   Notice of Meetings.
                  ------------------
                  Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place (within or without the State of Delaware) of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

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     Section 8.   Quorum and Manner of Acting.
                  ---------------------------
                  A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all participants in the meeting to hear each other at the same time and participation by such means shall constitute presence in person at a meeting. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the annual meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

     Section 9.   Organization.
                  ------------
                  At each meeting of the Board, the Chairman of the Board (or, in his absence or inability to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

     Section 10.  Resignations.
                  ------------
                  Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board or Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 11.  Vacancies.
                  ---------
                  Vacancies, including newly created directorships, may be filled by a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section for the filling of other vacancies.

     Section 12.  Removal of Directors.
                  --------------------
                  Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding shares of stock

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     entitled to vote for the election of the stockholders called and held for that purpose, or by a majority vote of the Board of Directors at a meeting called for such purpose, and the vacancy in the Board caused by any such removal may be filled by such stockholders or directors, as the case may be, at such meeting, and if the stockholders shall fail to fill such vacancy, such vacancy shall be filled in the manner as provided by these By-Laws.

     Section 13.  Compensation.
                  ------------
                  The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof.

     Section 14.  Action by the Board.
                  -------------------
                  To the extent permitted under the laws of the State of Delaware, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

                                  ARTICLE III
                         EXECUTIVE AND OTHER COMMITTEES

     Section 1.   Executive and Other Committees.
                  ------------------------------
                  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings and shall report such minutes to the Board when required.

     Section 2.   General.
                  -------
                  A majority of any committee may determine its action and fix the time and place of its meeting, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing her in shall be deemed to


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     prevent the Board from appointing one or more committees consisting in whole or in part of persons who are directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                                   ARTICLE IV
                                    OFFICERS

     Section 1.   Number and Qualifications.
                  -------------------------
                  The officers of the Corporation shall include the Chairman of the Board, the President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), the Treasurer, and the Secretary. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect a Vice Chairman of the Board, and the Board may from time to time elect, or the Chairman of the Board, or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers), as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

     Section 2.   Resignation.
                  -----------
                  Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.   Removal.
                  -------
                  Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board or except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4.   Vacancies.
                  ---------
                  A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.


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     Section 5.   a.   The Chairman of the Board.
                       -------------------------
                  The Chairman of the Board, if one be elected, shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex officio member of all committees of the Board. He shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

                  b.   The Vice Chairman of the Board.
                       ------------------------------
                  The Vice Chairman of the Board, if one be elected, shall have such powers and perform all such duties as from time to time may be assigned to him by the Board or the Chairman of the Board and, unless otherwise provided by the Board, shall in the case of the absence or inability to act of the Chairman of the Board, perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

     Section 6.   The President.
                  -------------
                  The President shall be the chief operating and executive officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers; subject, however, to the direction of the Chairman of the Board and the control of the Board. If no Chairman of the Board is elected, or at the request of the Chairman of the Board, or in the case of his absence or inability to act, unless there be a Vice Chairman of the Board so designated to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or the Chairman of the Board.

     Section 7.   Vice Presidents.
                  ---------------
                  Each Executive Vice President, each Senior Vice President and each Vice President shall have such powers and perform all such duties as from time to time may be assigned to him by the Board, the Chairman of the Board, or the President. They shall, in the order of their seniority, have the power and may perform the duties of the Chairman of the Board and the President.

     Section 8.   The Treasurer.
                  -------------
                  The Treasurer shall be the chief financial officer of the Corporation and shall exercise general supervision over the receipt, custody and disbursement of Corporate funds. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors. He shall perform the duties of controller if no one is elected to that office.

     Section 9.   The Secretary.
                  -------------
                  The Secretary shall


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                 (a) keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

                  (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

                  (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                  (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                  (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, or the President.

     Section 10.  Officer's Bonds or Other Security.
                  ---------------------------------
                  If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

     Section 11.  Compensation.
                  ------------
                  The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board, provided, however, that the Board may delegate to the Chairman of the Board or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

                                   ARTICLE V
                                INDEMNIFICATION

     Section 5.1.  Right to Indemnification.  The corporation shall indemnify
                   ------------------------
     and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the

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     legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and less suffered and expenses (including attorneys' fees) reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

          Section 5.2.  Prepayment of Expenses.  The corporation shall pay the
                        ----------------------
     expenses (including attorneys= fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of
                                          --------  -------
     expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

          Section 5.3.  Claims.  If a claim for indemnification or payment of
                        ------
     expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          Section 5.4.  Non-exclusivity of Rights.  The rights conferred on any
                        -------------------------
     person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 5.5.  Other Indemnification.  The corporation=s obligation, if
                        ---------------------
     any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

          Section 5.6.  Amendment or Repeal.  Any repeal or modification of the
                        -------------------
     foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VI
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNT, ETC.

     Section 1.   Execution of Contracts.
                  ----------------------
                  Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

     Section 2.   Loans.
                  -----
                  Unless the Board shall otherwise determine, either (a) the Chairman of the Board, the Vice Chairman of the Board or the President, singly, or (b) a Vice President, together with the Treasurer, may effect loans and advances at any time for the Corporation or guarantee any loans and advances to any subsidiary of the Corporation, from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, or guarantee of indebtedness of subsidiaries of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.

     Section 3.   Checks, Drafts, etc.
                  -------------------
                  All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

     Section 4.   Deposits.
                  --------
                  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such manner as the Board may determine by resolution.

     Section 5.   General and Special Bank Accounts.
                  ---------------------------------
                  The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

     Section 6.   Proxies in Respect of Securities of Other Corporations.
                  ------------------------------------------------------
                  Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President, or a Vice President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VII
                                 SHARES , ETC.

     Section 1.   Stock Certificates.
                  ------------------
                  Each holder of shares of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of the Corporation owned by him.
     The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or is registered by a registrar other than the Corporation or one of its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

     Section 2.   Books of Account and Record of Shareholders.
                  -------------------------------------------
                  The books and records of the Corporation may be kept at such places within or without the state of incorporation as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

     Section 3.   Transfer of Shares.
                  ------------------
                  Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

     Section 4.   Regulations.
                  -----------
                  The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     Section 5.   Lost, Destroyed or Mutilated Certificates.
                  -----------------------------------------
                  The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificates, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representative to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of any new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

     Section 6.   Fixing Date for Determination of Stockholders of Record.
                  -------------------------------------------------------
                  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII
                                    OFFICES

     Section 1. Principal or Registered Office
                ------------------------------
                The principal registered office of the Corporation shall be at such place as may be specified in the Certificate of Incorporation of the Corporation or other certificate filed pursuant to law, or if none be so specified, at such place as may from time to time be fixed by the Board.

     Section 2.   Other Offices.
                  -------------
                  The Corporation also may have an office or offices other than said principal or registered office, at such place or places either within or without the State of Delaware.

                                  ARTICLE IX
                                  FISCAL YEAR

                  The fiscal year of the Corporation shall be determined by the Board.

                                   ARTICLE X
                                      SEAL

                  The Board shall provide a corporate seal which shall contain the name of the Corporation, the words "Corporate Seal" and the year and State of Delaware.

                                   ARTICLE XI
                                   AMENDMENTS

     Section 1.   Shareholders.
                  ------------
                  These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders or when stockholders are required to vote by class by a majority of the appropriate class, in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting.

     Section 2.   Board of Directors.
                  ------------------

                  These By-Laws may also be amended or repealed or new By-Laws may be adopted, by the Board at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of the By-Laws, or the adoption of new By-Laws, is one of the purposes of such meetings By-Laws adopted by the Board may be amended or repealed by the stockholders as provided in Section 1 of this Article XI.

                                  ARTICLE XII
                                 MISCELLANEOUS

     Section 1.   Interested Directors.
                  --------------------
                  No contract or other transaction between the Corporation and any other corporation shall be affected and invalidated by the fact that any one or more of the Directors of the Corporation is or are interested in or is a Director or officer or are Directors or officers of such other corporation, and any Director or Directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act or transaction of the Corporation with any person or persons, firm or corporation shall be affected or invalidated by the fact that any Director or Directors of the Corporation is a party or are parties to or interested in such contract, act or transaction, or in any way connected with such person or persons, firms or associations, and each and every person who may become a Director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself, any firm, association or corporation in which he may be in any way interested.

     Section 2.   Ratification.
                  ------------
                  Any transaction questioned in any stockholders' derivative suit on the grounds of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders in case less than a quorum of Directors are qualified, and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders, and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.